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                                                                      EXHIBIT 21


                                SUBSIDIARIES OF
                                ---------------
                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
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                                                           JURISDICTION OF
                     NAME                             INCORPORATION/FORMATION
                     ----                             -----------------------

CB Commercial Brokerage, Inc.                                Arizona
CB Commercial Partners, Inc.                                 Delaware
CB Commercial Real Estate Fund Management, Inc.              California
CB Commercial Real Estate Group, Inc.                        Delaware
CB Commercial Real Estate Group of Colorado, Inc.            Delaware
CB Commercial Real Estate Group of Hawaii, Inc.              Delaware
CB Commercial Real Estate Group of Iowa, Inc.                Iowa
CB Commercial Real Estate Management Services, Inc.          California
CB Commercial Realty Advisors, Inc.                          California
CB Commercial Sutton & Towne, Inc.                           New York
CB Commercial Warehouse Property Corp.                       Delaware
Global Professional Assurance Company                        Vermont
L.J. Melody & Company                                        Texas
L.J. Melody Investments, Inc.                                Texas
Sutter Fremont, Inc.                                         California
Sutter Fremont Property Services, Inc.                       Washington
Sutter Fremont Real Estate Merchant Capital Corporation      California
Sutton & Towne N.J., Inc.                                    New Jersey
Westmark Real Estate Acquisition Partnership, L.P.           Delaware
Westmark Realty Advisors L.L.C.                              Delaware
HoldPar A                                                    Delaware
HoldPar B                                                    Delaware
Sol L. Rabin, Inc.                                           California
Roger C. Schultz, Inc.                                       California
Bruce L. Ludwig, Inc.                                        California
Vincent F. Martin, Jr., Inc.                                 California
Stanton H. Zarrow, Inc.                                      California
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